Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the (1) Registration Statement (Forms S-8 No. 333-72724 and No. 333-40520) pertaining to the Private Business Inc. 2000 Employee Stock Purchase Plan, (2) Registration Statement (Form S-8 No. 333-116402) pertaining to the Private Business, Inc. 2004 Equity Incentive Plan, and (3) Registration Statement (Form S-8 No. 333-133604) pertaining to the Private Business, Inc. 2005 Long-Term Equity Incentive Plan, of our report dated February 18, 2005 (except for the Reclassifications paragraph on Note 1, as to which the date is August 1, 2006, and the Stock Split paragraph of Note 1, as to which the date is September 8, 2006), with respect to the 2004 consolidated financial statements and schedule of Goldleaf Financial Solutions, Inc. (formerly Private Business, Inc.) included in the Annual Report (Form 10-K) of Goldleaf Financial Solutions, Inc. for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 28, 2007